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Exhibit 99.1

BAI Acquires Bankers Training & Consulting Company From PRIMEDIA, Inc.

        CHICAGO, March 31 /PRNewswire/—BAI, a leading professional services organization in the financial services industry, announced today that it has purchased Bankers Training & Consulting Company, the financial services division of PRIMEDIA Inc.'s (NYSE: PRM—News) Workplace Learning Division. The transaction closed March 31. This transaction follows on PRIMEDIA's announcement in September 2004 that it was exploring strategic options for its Workplace Learning Division.

        Thomas P. Johnson, Jr., BAI's president and CEO, said that the acquisition will significantly broaden BAI's training capabilities and enhance its delivery of professional development products and services to financial services companies.

        "Adding Bankers Training's extensive offerings now enables BAI to present our customers with the broadest array of training courses, learning technology and delivery methods in the industry," Johnson said.

        "The growth that this acquisition will deliver will contribute to achievement of BAI's key business goals," John D. Lewis, chairman of BAI's Board of Directors and vice chairman of Comerica Incorporated, said. "This acquisition supports BAI's strategic drivers and will considerably diversify BAI's revenue stream and customer base," Lewis added.

        Johnson said that Bankers Training is a clear market leader in financial services training serving banks and credit unions. He added that the 33- person Bankers Training staff, including president Jean Dunaway, will remain in place in St. Louis after the acquisition is completed. In her new role, Dunaway will lead BAI's training business and will focus on ensuring continuity of service quality to existing Bankers Training and BAI customers.

        "Strong customer focus and a commitment to building relationships are two of the qualities that have been hallmarks of the Bankers Training philosophy," Dunaway said. "We believe that combining our success in training with BAI's reputation for high quality research, information and events uniquely positions BAI as a leading resource to financial services companies."

        "The strong Bankers Training team in St. Louis, with its focus on producing relevant training solutions for financial services professionals, will certainly complement the wider product development efforts of BAI's Chicago-based staff," Johnson said.

        John G. Eilering, president and CEO of Mount Prospect (Illinois) National Bank, said that his bank is a customer of both BAI and Bankers Training, and that the combination of the two organizations will result in good things for the financial services marketplace. "The most successful acquisitions that I've been involved in have added significant value for the customers of both organizations," Eilering said. "Blending the extensive capabilities and expertise of BAI and Bankers Training will clearly add value on a number of levels for their bank and credit union clients."

        "With the addition of the Bankers Training staff and customers, BAI is strongly positioned to meet the challenges of the financial services professional development market with comprehensive training, learning technology and employee research and assessment capabilities," Johnson added.

About BAI

        BAI, founded in 1924, is the financial services industry's leading professional organization focused on enhancing organizational and individual performance. Through events, strategic research, benchmarking, employee research, publishing and training, BAI reaches thousands of financial services professionals each year to deliver content designed to address critical business needs and to facilitate connections among financial services professionals, industry experts and solutions providers. Visit http://www.bai.org for more information.

About Bankers Training & Consulting Company

        Bankers Training is a leading provider of technology-based learning solutions that create value for its customers and alliance partners. Founded in 1984, Bankers Training offers online and video-based training solutions for the financial services market and provides a comprehensive library of courses including compliance, lending, security, fraud and branch training. For more information, visit http://www.bankerstraining.com.

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BAI Acquires Bankers Training & Consulting Company From PRIMEDIA, Inc.